                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No.__)

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material under Rule 14a-12

                         RAINDANCE COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

1.       Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

2.       Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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4.       Proposed maximum aggregate value of transaction:


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5.       Total fee paid:


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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount Previously Paid:


--------------------------------------------------------------------------------

2.       Form, Schedule or Registration Statement No.:


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3.       Filing Party:


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4.       Date Filed:


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


                         RAINDANCE COMMUNICATIONS, INC.
                               1157 CENTURY DRIVE
                           LOUISVILLE, COLORADO 80027


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 6, 2002

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of RAINDANCE COMMUNICATIONS, INC., a Delaware corporation (the "Company"). The meeting will be held on Thursday, June 6, 2002 at 9:00 a.m. local time at the Westin Hotel, 10600 Westminster Boulevard, Westminster, Colorado 80020 for the following purposes:

1. To elect three directors to hold office until the 2005 Annual Meeting of Stockholders;

2. To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2002; and

3.       To conduct any other business properly brought before the meeting.

         These items of business are more fully described in the Proxy Statement accompanying this Notice.

         The record date for the Annual Meeting is April 10, 2002. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

                                             By Order of the Board of Directors

                                             /s/ STEPHANIE A. ANAGNOSTOU

                                             Stephanie A. Anagnostou
                                             Secretary

Louisville, Colorado
April 25, 2002


--------------------------------------------------------------------------------
         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE TELEPHONE AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.
--------------------------------------------------------------------------------

                         RAINDANCE COMMUNICATIONS, INC.
                               1157 CENTURY DRIVE
                           LOUISVILLE, COLORADO 80027
                                 (800) 878-7326

                                 PROXY STATEMENT
                   FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

                                  June 6, 2002

           QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

WHY AM I RECEIVING THESE MATERIALS?

         We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Raindance Communications, Inc. (sometimes referred to as the "Company" or "Raindance Communications") is soliciting your proxy to vote at the 2002 Annual Meeting of Stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone.

         We intend to mail this proxy statement and accompanying proxy card on or about April 25, 2002 to all stockholders of record entitled to vote at the annual meeting.

WHO CAN VOTE AT THE ANNUAL MEETING?

         Only stockholders of record at the close of business on April 10, 2002 will be entitled to vote at the annual meeting. On this record date, there were 48,707,097 shares of common stock outstanding and entitled to vote.

         Stockholder of Record: Shares Registered in Your Name

         If on April 10, 2002 your shares were registered directly in your name with our transfer agent, Wells Fargo Bank Minnesota, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone as instructed below, to ensure your vote is counted.

         Beneficial Owner: Shares Registered in the Name of a Broker or Bank

         If on April 10, 2002 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

WHAT AM I VOTING ON?

         There are two matters scheduled for a vote:

o        Election of three directors; and

o Ratification of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2002.

HOW DO I VOTE?

         You may either vote "For" all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

         Stockholder of Record: Shares Registered in Your Name

         If you are a stockholder of record, you may vote in person at the annual meeting, by proxy using the enclosed proxy card or by proxy over the telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You still may attend the meeting and vote in person if you have already voted by proxy.

- To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

- To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

- To vote over the telephone, dial toll-free 1-800-240-6326 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:00 a.m., Central Daylight Time on June 5, 2002 to be counted.

         Beneficial Owner: Shares Registered in the Name of Broker or Bank

         If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

HOW MANY VOTES DO I HAVE?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 10, 2002.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

         If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of each of the three nominees for director and "For" the ratification of KPMG LLP as our independent auditors. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

         We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We also may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

         If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return EACH proxy card to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

         Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

-    You may submit another properly completed proxy card with a later date.

- You may send a written notice that you are revoking your proxy to Raindance Communication's Secretary at 1157 Century Drive, Louisville, Colorado 80027.

- You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR'S ANNUAL MEETING?

         To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 26, 2002 to: Corporate Secretary, Raindance Communications, Inc., 1157 Century Drive, Louisville, Colorado 80027. If you wish to submit a proposal that is not to be included in next year's proxy materials, you must do so not later than March 8, 2003 nor earlier than February 6, 2003. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

HOW ARE VOTES COUNTED?

         Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Against" votes, abstentions and broker non-votes. ("Broker non-vote" refers to a proposal for which a broker or bank does not have the authority to vote but has the authority to vote and does vote on some proposals.) Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

- For the election of directors, the three nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

- To be approved, Proposal No. 2 - ratification of KPMG LLP as independent auditors - must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you do not vote, or "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

WHAT IS THE QUORUM REQUIREMENT?

         A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 48,707,097 shares outstanding and entitled to vote. Thus 24,353,549 shares must be represented by votes at the meeting or by proxy to have a quorum.

         Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

         Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2002.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director's successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

         Our Board presently has seven members. Effective April 16, 2002, two members of our Board, Donald Hutchison and Andre Meyer, will resign as directors, and, upon their resignations, the remaining directors will appoint Patrick J. Lombardi and Daniel E. Somers to fill the vacancies. There are three directors in the class whose term of office expires in 2002. Two of the nominees for election to this class, Bradley A. Feld and Steven C. Halstedt, currently are directors who were previously elected by the stockholders. One of the nominees for election to this class, Mr. Lombardi will be appointed by the Board to fill the vacancy created by Mr. Meyer's resignation and has not been previously elected by the stockholders. If elected at the annual meeting, each of these nominees will serve until the 2005 annual meeting and until his successor is elected and has qualified, or until the director's death, resignation or removal. Mr. Somers, who will be appointed by the Board to fill the vacancy created by Mr. Hutchison's resignation, will serve as director until the 2003 annual meeting and until his successor is elected and has qualified, or until his death, resignation or removal.

         The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING

BRADLEY A. FELD

         Bradley A. Feld, age 36, has served as a member of our Board of Directors since May 1998. Since June 1996, Mr. Feld has served as a principal managing director of current and prior technology funds of Mobius Venture Capital, formerly known as SOFTBANK Venture Capital, a venture capital investment entity. In 1995, Mr. Feld founded Intensity Ventures Inc., a company that helped launch and operate software companies. From 1994 to 1995, Mr. Feld served as chief technology officer of AmeriData Technologies, Inc., a publicly-traded company that was acquired by GE Capital in 1996. From 1985 to 1993, Mr. Feld was the president of Feld Technologies, a software consulting firm that he founded, which was acquired by AmeriData in 1993. Mr. Feld is a director of Interliant, Inc. and PeoplePC Inc., both publicly-held companies. Mr. Feld holds S.B. and S.M. degrees from the Massachusetts Institute of Technology.

STEVEN C. HALSTEDT

         Steven C. Halstedt, age 56, has served as a member of our Board of Directors since June 2000. He is a general partner of Centennial Fund IV, L.P. and Centennial Fund V, L.P. and a managing principal of Centennial Fund VI, LLC, each of which is a part of Centennial Ventures, a venture capital firm that he co-founded in 1981. Mr. Halstedt serves as chairman of the board of Via Net.Works, Inc., a publicly-held company. Mr. Halstedt received a B.S. with distinction in management engineering from Worcester Polytechnical Institute and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

PATRICK J. LOMBARDI

         Patrick J. Lombardi, age 54, will become a member of our Board of Directors on April 16, 2002. Since February 1996, Mr. Lombardi has been owner and president of PJL Associates, Inc., a consultancy company that provides strategic business and financial consulting services. Before founding PJL Associates, Inc., Mr. Lombardi held various positions at Jones International, Ltd. and its subsidiaries, including group president and board member of Jones International Ltd., president and board member of Jones Financial Group, Ltd. and president and board member of Jones Global Group, Inc. Jones International, Ltd. is the corporate parent of multiple subsidiaries in the Internet, e-commerce, software, education and entertainment industries. Mr. Lombardi holds a B.A. degree in accounting from the University of Notre Dame and is a certified public accountant.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

DANIEL E. SOMERS

         Daniel E. Somers, age 54, will become a member of our Board of Directors on April 16, 2002. Since January 1, 2001, Mr. Somers has been vice chairman of Blaylock & Partners LP, a minority-owned investment banking group. From December 1999 to October 2001, Mr. Somers served as president and chief executive officer of AT&T Broadband, a telecommunications, Internet and home entertainment service provider. From May 1997 to December 1999, Mr. Somers served as executive vice president and chief financial officer of AT&T, a telecommunications service provider. From October 1995 to April 1997, Mr. Somers served as chairman and chief executive officer of Bell Cablemedia, plc, a cable communications company located in London. Mr. Somers is a member of board of directors of Lubrizol Corporation, a publicly-held company. Mr. Somers holds a B.S. degree in finance from Stonehill College in Massachusetts.

DR. MASSIH TAYEBI

         Dr. Massih Tayebi, age 42, has served as a member of our Board of Directors since June 2000. Dr. Tayebi co-founded Wireless Facilities, Inc., a full-service infrastructure development company, in 1994 and was a member of its board of directors from the company's inception until April 2002 and its chief executive officer from inception until September 2000. Prior to co-founding Wireless Facilities, Inc., Dr. Tayebi served as a technical manager for Computer Integrated Management Systems, an Internet-based business exchange company. Dr. Tayebi also has served as a senior faculty member of the Engineering Department of the University of Paisley, Great Britain, and its Director of Computer Integrated Product Life Cycle Research. Dr. Tayebi received an M.S. in computer integrated manufacturing and a Ph.D. in the integration of design and process planning from the University of Strathclyde, United Kingdom. He performed post-doctorate work on the integration of design and inspection at the University of Brunel, London.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

PAUL A. BERBERIAN

         Paul A. Berberian, age 36, has served as our Chairman of the Board, Chief Executive Officer and President since co-founding Raindance Communications in April 1997. From November 1995 to April 1997, Mr. Berberian was director of ConferLink, a division of ConferTech International, now Global Crossing, focusing on revenue call management information systems. In June 1993, Mr. Berberian co-founded LINK-VTC, a videoconferencing service provider, and served as its president and a member of its board of directors until it was acquired by ConferTech International in November 1995. He holds a B.A. degree in management and is a distinguished graduate from the U.S. Air Force Academy.

CAROL deB. WHITAKER

Carol deB. Whitaker, age 48, has served as a member of our Board of Directors since June 1999. Ms. Whitaker has over 20 years of investment banking experience with both corporations and Wall Street firms. Since 1990, Ms. Whitaker has served as president of Whitko & Company, a Denver-based corporate finance consulting firm. From January 1996 to July 1996, Ms. Whitaker served as chief executive officer of W.W. Comm, Inc., a start-up company pursuing wireless communication opportunities in Latin America. Ms. Whitaker was a member of the board of directors of Brooks Fiber Properties, Inc. from October 1996 until the sale of the company in January 1998 to MCI WorldCom and of Optiglobe, Inc. from January 2000 until February 2001. Ms. Whitaker holds a B.A. degree in economics from Colorado College and an M.B.A. degree from the University of Chicago.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 2001 the Board of Directors held eleven meetings and acted by unanimous written consent two times. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee.

         The Audit Committee oversees our financial reporting process. For this purpose, the Audit Committee performs several functions: it recommends to the Board the independent auditors to be retained; it reviews our internal accounting and financial controls; and it meets with our independent auditors to review the scope of proposed audits, the results of the annual audit and our financial statements. Three directors comprise the Audit Committee: Mr. Meyer, Dr. Tayebi and Ms. Whitaker. Effective upon Mr. Meyer's resignation from the Board in April 2002, Mr. Lombardi will replace Mr. Meyer on the Audit Committee. The Audit Committee met five times during the fiscal year ended December 31, 2001 and acted by unanimous written consent one time. All members of our Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Amended and Restated Audit Committee Charter, which was attached as Appendix A to our 2001 proxy statement, filed with the Securities and Exchange Commission (sometimes referred to as the "SEC") on April 27, 2001.

         The Compensation Committee reviews and approves compensation and benefits for our officers and employees, reviews and administers our compensation and stock plans, makes recommendations to the Board regarding compensation and employee benefit issues and performs such other functions regarding compensation as the Board may delegate. Three outside directors comprise the Compensation Committee: Mr. Feld, Mr. Meyer and Ms. Whitaker. Effective upon Mr. Meyer's resignation from the Board in April 2002, Mr. Somers will replace Mr. Meyer on the Compensation Committee. The Compensation Committee met seven times during the fiscal year ended December 31, 2001 and acted by unanimous written consent one time. The Non-Management Stock Option Committee consists of Mr. Berberian and may award stock options to purchase up to 10,000 shares per grant to employees.

          During the fiscal year ended December 31, 2001, each Board member, except Mr. Meyer, attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively. Mr. Meyer was unable to attend three regular meetings of the Board and three Audit Committee meetings held during the fiscal year ended December 31, 2001.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (sometimes referred to as the "1933 Act") or the Securities Exchange Act of 1934, as amended (sometimes referred to as the "1934 Act"), whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

         Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes.

         The Audit Committee is comprised of three independent directors and operates under a written charter adopted by the Company's Board of Directors. The members of the Audit Committee are Mr. Meyer, Dr. Tayebi and Ms. Whitaker. Effective upon Mr. Meyer's resignation from the Board in April 2002, Mr. Lombardi will replace Mr. Meyer as a member of the Audit Committee. A copy of the charter is included as Appendix A to the Company's 2001 proxy statement filed with the Securities and Exchange Commission on April 27, 2001. The Audit Committee, among other things, recommends to the Board of Directors the selection of the Company's independent auditors.

         The Audit Committee has reviewed and discussed with the Company's management the audited financial statements of the Company for the year ended December 31, 2001. In addition, the Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61.

         The Audit Committee also has received the written report, disclosure and the letter from KPMG LLP required by Independent Standards Board Standard No. 1, and has reviewed, evaluated and discussed the written report with KPMG LLP. In addition, the Audit Committee has discussed with KPMG LLP its independence from the Company. The Audit Committee also has discussed with the Company's management and KPMG LLP such other matters and received such assurances from them, as the Audit Committee deemed appropriate.

         Based on the foregoing reviews and discussions and relying thereon, the Audit Committee has recommended to the Company's Board of Directors the inclusion of the audited financial statements in the Company's Annual Report for the year ended December 31, 2001 on Form 10-K, as filed with the Securities and Exchange Commission.

                                      AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                      Andre Meyer
                                      Dr. Massih Tayebi
                                      Carol deB. Whitaker

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


         The Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since our inception in 1997. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent auditors. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

         AUDIT FEES. The aggregate fees billed by KPMG LLP for the audit of our financial statements for the fiscal year ended December 31, 2001 and the review of our interim financial statements for such fiscal year was $129,500.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. For the fiscal year ended December 31, 2001, no information technology consulting fees were billed by KPMG LLP.

         ALL OTHER FEES. For the fiscal year ended December 31, 2001, the aggregate fees billed by KPMG LLP for professional services other than audit and information technology consulting fees was $27,430.

         The Audit Committee has determined that the rendering of all non-audit services by KPMG LLP is compatible with maintaining the auditor's independence.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                              SECURITY OWNERSHIP OF

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2002 by: (i) each director, director-elect and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

                                                                                       BENEFICIAL OWNERSHIP(1)
                                                                                   -------------------------------
                                                                                    NUMBER OF          PERCENT OF
                               BENEFICIAL OWNER                                      SHARES              TOTAL
                               ----------------                                    ----------          ----------
Paul A. Berberian(2)                                                                 2,401,994             4.89
Todd H. Vernon(3)                                                                      420,910                *
Jack B. Blount(4)                                                                      101,666                *
Nicholas J. Cuccaro(5)                                                                 151,704                *
Centennial Fund V, L.P.(6)                                                           2,562,646             5.26
Centennial Fund VI, L.P.(7)                                                          3,161,615             6.49
Entities affiliated with Mobius Venture Capital (formerly known as SOFTBANK          3,810,650             7.82
Venture Capital)(8)
Bradley A. Feld(9)                                                                   3,861,018             7.92
Steven C. Halstedt(10)                                                                  34,171                *
Donald Hutchison(11)                                                                   149,813                *
Patrick J. Lombardi(12)                                                                  3,666                *
Andre Meyer(13)                                                                         44,405                *
Daniel E. Somers(14)                                                                     1,666                *
Dr. Massih Tayebi(15)                                                                  271,478                *
Carol deB. Whitaker(16)                                                                148,000                *
All named executive officers and directors (as of March 31, 2002) as a group         7,585,159            15.21
(10 persons)(17)

----------

* Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 48,705,968 shares outstanding on March 31, 2002, adjusted as required by rules promulgated by the SEC.

(2) Includes 1,969,600 shares held by Falcon Investments LLC, 10,400 shares held by Paul A. Berberian Family Trust and 380,195 shares subject to options exercisable within 60 days of March 31, 2002. Excludes 50,000 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2002.

(3) Includes 50,000 shares held by Vernon Investments, LLC. Voting and investment power over shares held by Vernon Investments, LLC is shared between Mr. Vernon and his wife. Also includes 355,400 shares subject to options exercisable within 60 days of March 31, 2002. Excludes 59,030 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2002.

(4) Includes 91,666 shares subject to options exercisable within 60 days of March 31, 2002.

(5) Includes 116,666 shares subject to options exercisable within 60 days of March 31, 2002.

(6) Excludes 66,560 shares held by Centennial Holdings I, LLC, 3,161,615 shares held by Centennial Fund VI, L.P., 62,922 shares held by Centennial Entrepreneurs Fund V, L.P., 83,200 shares held by Centennial Entrepreneurs Fund VI, L.P. and 166,401 shares held by Centennial Strategic Partners VI, L.P. Centennial Fund V, L.P. has no voting or investment power over the excluded shares and disclaims beneficial ownership of such shares. Centennial Entrepreneurs Fund V, L.P. disclaims beneficial ownership of the shares held by Centennial Fund V, L.P. Centennial Holdings V, L.P. is the sole general partner of Centennial Fund V, L.P. and Centennial Entrepreneurs Fund V, L.P., and, accordingly, may be deemed to be the indirect beneficial owner of the shares held by such funds by virtue of its authority to make decisions regarding the voting and disposition of such shares. Mr. Halstedt, who is one of our directors, is one of four general partners of Centennial Holdings V, L.P., has no voting or investment power over any of the excluded shares and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Centennial Fund V, L.P. is 1428 Fifteenth Street, Denver, Colorado 80202.

(7) Excludes 66,560 shares held by Centennial Holdings I, LLC, 2,562,646 shares held by Centennial Fund V, L.P., 62,922 shares held by Centennial Entrepreneurs Fund V, L.P., 83,200 shares held by Centennial Entrepreneurs Fund VI, L.P. and 166,401 shares held by Centennial Strategic Partners VI, L.P. Centennial Fund VI, L.P. has no voting or investment power over the excluded shares and disclaims beneficial ownership of such shares. Centennial Entrepreneurs Fund VI, L.P. disclaims beneficial ownership of the shares held by Centennial Fund VI, L.P. and Centennial Strategic Partners VI, L.P. Centennial Strategic Partners VI, L.P. disclaims beneficial ownership of the shares held by Centennial Fund VI, L.P. and Centennial Entrepreneurs Fund VI, L.P. Centennial Holdings VI, LLC is the sole general partner of Centennial Fund VI, L.P., Centennial Entrepreneurs Fund VI, L.P. and CSPVI Management, LLC, which is the sole general partner of Centennial Strategic Partners VI, L.P., and, accordingly, may be deemed to be the indirect beneficial owner of the shares held by such funds by virtue of its authority to make decisions regarding the voting and disposition of such shares. Mr. Halstedt, who is one of our directors, is one of five managing principals of Centennial Holdings VI, LLC, has no voting or investment power over any of the excluded shares and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Centennial Fund VI, L.P. is 1428 Fifteenth Street, Denver, Colorado 80202.

(8) Includes 2,652,564 shares held by SOFTBANK Technology Ventures IV, L.P., 52,755 shares held by SOFTBANK Technology Ventures Advisors Fund, L.P., 1,057,707 shares held by SOFTBANK Technology Ventures V, L.P., 28,620 shares held by SOFTBANK Technology Ventures Advisors Fund V, L.P. and 19,004 shares held by SOFTBANK Technology Ventures Entrepreneurs' Fund V, L.P. STV IV, LLC is the general partner of SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Ventures Advisors Fund, L.P. (the three entities collectively being the "Fund IV Entities"). SBTV V, LLC is the general partner of SOFTBANK Technology Ventures V, L.P., SOFTBANK Technology Ventures Advisors Fund V, L.P. and SOFTBANK Technology Ventures Entrepreneurs' Fund V, L.P. (the four entities collectively being the "Fund V Entities"). The Fund IV Entities have no voting or investment power over any of the shares held by the Fund V Entities and disclaim beneficial ownership of any such shares. The Fund V Entities have no voting or investment power over any of the shares held by the Fund IV Entities and disclaim beneficial ownership of any such shares. SOFTBANK Technology Ventures IV, L.P. has no voting or investment power over any of the shares held by SOFTBANK Technology Ventures Advisors Fund, L.P. and disclaims beneficial ownership of such shares. SOFTBANK Technology Ventures Advisors Fund, L.P. has no voting or investment power over any of the shares held by

         SOFTBANK Technology Ventures IV, L.P. and disclaims beneficial ownership of such shares. SOFTBANK Technology Ventures V, L.P. has no voting or investment power over any of the shares held by either SOFTBANK Technology Ventures Advisors Fund V, L.P. or SOFTBANK Technology Ventures Entrepreneurs' Fund V, L.P. and disclaims beneficial ownership of such shares. SOFTBANK Technology Ventures Advisors Fund V, L.P. has no voting or investment power over any of the shares held by either SOFTBANK Technology Ventures V, L.P. or SOFTBANK Technology Ventures Entrepreneurs' Fund V, L.P. and disclaims beneficial ownership of such shares. SOFTBANK Technology Ventures Entrepreneurs' Fund V, L.P. has no voting or investment power over any of the shares held by either SOFTBANK Technology Ventures V, L.P. or SOFTBANK Technology Ventures Advisors Fund V, L.P. and disclaims beneficial ownership of such shares. The address of Mobius Venture Capital (formerly known as SOFTBANK Venture Capital) is 200 W. Evelyn Avenue, Suite 200, Mountain View, California 94041.

(9) Includes 2,652,564 shares held by SOFTBANK Technology Ventures IV, L.P., 52,755 shares held by SOFTBANK Technology Ventures Advisors Fund, L.P., 1,057,707 shares held by SOFTBANK Technology Ventures V, L.P., 28,620 shares held by SOFTBANK Technology Ventures Advisors Fund V, L.P. and 19,004 shares held by SOFTBANK Technology Ventures Entrepreneurs' Fund V, L.P. Mr. Feld, who is one of our directors, is a managing director of Mobius Venture Capital (formerly known as SOFTBANK Venture Capital) and disclaims beneficial ownership of the included shares held by entities affiliated with Mobius Venture Capital except to the extent of his pecuniary interest therein. Also includes 50,368 shares subject to options exercisable within 60 days of March 31, 2002. Excludes 9,630 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2002.

(10) Includes 101 shares held by Halstedt Family Limited Partnership. Also includes 23,702 shares subject to options exercisable within 60 days of March 31, 2002. Excludes 9,630 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2002. Mr. Halstedt holds such options for the benefit of Centennial Fund V, L.P. and Centennial Fund VI, L.P. Also excludes 66,560 shares held by Centennial Holdings I, LLC, 2,562,646 shares held by Centennial Fund V, L.P., 62,922 shares held by Centennial Entrepreneurs Fund V, L.P., 3,161,615 shares held by Centennial Fund VI, L.P., 83,200 shares held by Centennial Entrepreneurs Fund VI, L.P. and 166,401 shares held by Centennial Strategic Partners VI, L.P. Mr. Halstedt is one of four general partners of Centennial Holdings V, L.P., which is the sole general partner of Centennial Fund V, L.P. and Centennial Entrepreneurs Fund V, L.P., and is one of five managing principals of Centennial Holdings VI, LLC, which is the sole general partner of Centennial Fund VI, L.P., Centennial Entrepreneurs Fund VI, L.P. and CSPVI Management, LLC, which is the sole general partner of Centennial Strategic Partners VI, L.P. Mr. Halstedt has no voting or investment power over any of the excluded shares and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(11) Includes 23,147 shares subject to options exercisable within 60 days of March 31, 2002. Excludes 9,630 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2002.

(12) Includes 1,666 shares subject to options exercisable within 60 days of March 31, 2002.

(13) Includes 42,405 shares subject to options exercisable within 60 days of March 31, 2002. Excludes 17,038 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2002.

(14) Includes 1,666 shares subject to options exercisable within 60 days of March 31, 2002.

(15) Includes 147,766 shares held by BridgeWest, LLC, 82,973 shares held by Global Telepartners, LLC and 40,739 shares subject to options exercisable within 60 days of March 31, 2002. Dr. Tayebi shares voting and investment power over the shares held by BridgeWest, LLC and Global Telepartners, LLC with other LLC members. Excludes 19,260 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2002.

(16) Includes 104,666 shares held by Whitko & Company and 42,961 shares subject to options exercisable within 60 days of March 31, 2002. Excludes 10,371 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2002.

(17)     Includes shares as described in the notes above, as applicable.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

                                   MANAGEMENT

         Our executive officers and key employees are as follows:

NAME                                      AGE     POSITION
----                                      ---     --------
Paul A. Berberian                         36      Chairman of the Board of Directors,
                                                  Chief Executive Officer and President
Todd H. Vernon                            38      Chief Technology Officer
Jack B. Blount                            50      Chief Operating Officer
Nicholas J. Cuccaro                       60      Chief Financial Officer

Stephanie A. Anagnostou                   34      Senior Vice President, General Counsel and Secretary
Henry Rodriguez III                       41      Senior Vice President of Engineering
Bryce Ambraziunas                         32      Vice President of Operations
Mark Calkins                              49      Vice President of Marketing
Bill Davison                              36      Vice President of Sales
Brad Dupee                                32      Vice President of Channel Sales
Peter Holst                               33      Vice President of Corporate Development
Kenneth Mesikapp                          38      Vice President of Finance and Accounting and Treasurer

EXECUTIVE OFFICERS

         Biographical information for Paul A. Berberian is in the section entitled "Proposal 1 Election of Directors."

         Todd H. Vernon has served as our Chief Technology Officer since our inception in April 1997. From August 1996 to April 1997, Mr. Vernon served as senior software engineer for ConferLink, a division of ConferTech International, a multimedia teleconferencing company. Mr. Vernon also has served as product architect and lead developer for Rogue Wave Software, a software company, senior software engineer for Evolving Systems, Inc., also a software company, and senior electronic engineer for NASA Dryden Flight Research Facility. He holds a B.S. degree in electrical engineering from Central Missouri State University.

         Jack B. Blount has served as our Chief Operating Officer since June 2001. From September 2000 to February 2001, Mr. Blount served as chairman, president and chief executive officer of U.S. Data Authority, Inc., a national network infrastructure company. From January 2000 to August 2000, he served as chief technology officer and executive vice-president of marketing and engineering of TeleComputing, Inc., a worldwide application service provider. From June 1999 to December 1999, he served as vice-president of e-business at J.D. Edwards, Inc., a global provider of enterprise software and services. From January 1998 to May 1999, he served as chief executive officer, president and founder of Picus Software, Inc., an Internet security and filtering software company. From December 1993 to December 1998, he served as chief executive officer and president of MobileWare Corporation, a wireless data and Web solutions company. Mr. Blount holds a B.S. degree in math and computing from Southern Methodist University.

         Nicholas J. Cuccaro has served as our Chief Financial Officer since March 2001. From November 1999 to March 2001, Mr. Cuccaro served as executive vice president and chief financial officer of NetLibrary, an electronic book publisher. From June 1994 to November 1999, Mr. Cuccaro held a number of positions, including president, publishing division, senior vice president and chief executive officer, at Neodata, a customer management company, which was acquired by EDS Corporation and renamed Centrobe. Mr. Cuccaro is a certified public accountant and holds a B.B.A. degree from St. John's University in Queens, NY.

KEY EMPLOYEES

         Stephanie A. Anagnostou has served as our Senior Vice President and General Counsel since April 2000 and our Secretary since January 2001. From March 1995 to April 2000, Ms. Anagnostou served as an attorney at Cooley Godward LLP, practicing primarily in areas of public offerings, private placements, mergers and acquisitions and strategic partnerships. Ms. Anagnostou is licensed to practice law in Colorado and California. She holds a B.A. degree in mass communications with an emphasis in business from University of California, Los Angeles and a J.D., cum laude, from University of San Francisco School of Law.

         Henry Rodriguez III has served as our Senior Vice President of Engineering since April 2000. From October 1999 to March 2000, Mr. Rodriguez served as chief technical officer for ExchangePoint, an online provider of enterprise software and business services. From January 1999 to September 1999, Mr. Rodriguez served as vice president research and development/operations for Xtra-Online, a developer of Internet-based travel products. From February 1998 to January 1999, he served as vice president research and development/chief architect for Borealis, a technology research and development company. From November 1995 to February 1998, Mr. Rodriguez served as vice president research and development/chief architect for Seagate Software, a software company.

         Bryce L. Ambraziunas has served as our Vice President of Operations since November 1998. From October 1997 to November 1998, Mr. Ambraziunas served as executive manager of U.K. operations for Frontier Videoconferencing, a division of Frontier ConferTech, a multimedia teleconferencing company. From January 1996 to October 1997, Mr. Ambraziunas held various positions in the operations and sales departments of LINK-VTC, including technical account executive for its videoconferencing offering. He received a B.A. degree in economics from the University of California at Santa Cruz.

         Mark Calkins has served as our Vice President of Marketing since July 2001. From March 2000 to April 2001, Mr. Calkins served as vice president of marketing for SmartPoint, a software developer of information delivery platforms for wireless devices. From July 1999 to March 2000, Mr. Calkins served as director of worldwide marketing for the education services group of Sun Microsystems, a manufacturer and developer of servers and software for application service providers and enterprise data centers. From February 1998 to March 2000, Mr. Calkins served as vice president of marketing and business development for the e-commerce division of ChannelPoint, an Internet e-commerce service provider and software developer for health insurance distribution applications. From September 1996 to November 1997, Mr. Calkins served as vice president of marketing for NetVision, a software developer of directory services-based network management products. Mr. Calkins holds a B.A. degree in communications from Brigham Young University and an M.B.A. degree from the University of Santa Clara.

         Bill Davison has served as our Vice President of Sales since May 2001. From February 2000 to May 2001, Mr. Davison served as our Director of Channel Sales and then Vice President of Channel Sales. From June 1999 to February 2000, Mr. Davison served as director of business development for CES International, a large-scale enterprise operations management systems and services provider. From July 1996 to June 1999, Mr. Davison served as vertical business director for Indus International, an enterprise resource planning, or ERP, solution software and services provider. Mr. Davison holds a B.A. degree in economics from the College of the Holy Cross in Massachusetts and an M.B.A. degree in high tech marketing and management from The University of Texas at Austin.

         Brad Dupee has served as our Vice President of Channel Sales since December 2001. From June 1999 to November 2001, Mr. Dupee served as our Vice President of Business Development. From June 1998 to May 1999, Mr. Dupee served as a business development director for Hill Holliday Interactive, currently known as Zentropy Partners, an Internet Business consultancy. From February 1996 to May 1998, Mr. Dupee served as director of sales and marketing for General Interactive, currently known as EchoMail, an email customer relationship management firm. Mr. Dupee holds a B.S. degree in finance from Bentley College.

         Peter Holst has served as our Vice President of Corporate Development since October 2000. From September 1997 to September 2000, Mr. Holst served as vice president of corporate development for LyncStar Integrated Communications, a broadband services company. From March 1996 to September 1997, Mr. Holst served as director of sales for Autoskill International, a software company. He holds a B.Adm degree in finance from the University of Ottawa, Canada.

         Kenneth Mesikapp has served as our Vice President of Finance and Accounting since October 1999 and our Treasurer since January 2001. Mr. Mesikapp also served as our Corporate Controller from December 1997 to October 1999, our Assistant Treasurer from October 1999 to January 2001 and our Acting Chief Financial Officer from January 2001 to March 2001. From November 1994 to December 1997, Mr. Mesikapp served as audit manager of Brock and Company, CPAs, P.C., an accounting firm located in Boulder, Colorado. Mr. Mesikapp also has held a variety of positions, including manager, at Nykiel, Carlin and Company, an accounting firm located in Schaumburg, Illinois. Mr. Mesikapp holds a B.S. degree in accounting from the University of Illinois at Chicago and is a certified public accountant.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Our directors currently do not receive any cash compensation for their services as directors, but non-employee directors are entitled to receive options and stock issuances pursuant to our 2000 Equity Incentive Plan. Our directors also are eligible for reimbursement for customary and reasonable expenses incurred in attending Board and committee meetings in accordance with our company policy. Commencing with the Board meeting to be held on April 16, 2002, each non-employee director will receive compensation equal to (A) a stock grant of 300 fully-vested shares of our common stock for each regularly scheduled in-person board meeting that he or she attends (or a stock grant of 100 fully-vested shares of our common stock if such director attends an in-person meeting telephonically), (B) a stock grant of 50 fully-vested shares of our common stock for each regularly scheduled telephonic board meeting that he or she attends and (C) where applicable, a stock grant of 300 fully-vested shares of our common stock for each regularly scheduled committee meeting attended, such meetings not to exceed five meetings annually for the Audit Committee and two meetings annually for the Compensation Committee. In addition, commencing with the 2002 annual Board meeting to be held in June, on an annual basis on the date of the annual Board meeting, each non-employee director then in office, who has been in office for at least one year on such date, will receive a stock option to purchase 20,000 shares of our common stock.

         Unless otherwise noted below, options granted to non-employee directors vest over a period of three years commencing on the date of grant, with 1/36th of the underlying shares vesting each month, and have an exercise price equal to the fair market value of one share of our common stock on the date of grant (based on the closing sales price reported on the NASDAQ National Market for the date of grant). The term of options granted to non-employee directors is ten years. In the event of our merger with or into another corporation or a consolidation, acquisition of our assets or other change-in-control transaction involving us, options granted to our non-employee directors will continue in effect if we are the surviving entity. If we are not the surviving entity, each of these options will accelerate in full unless the surviving entity assumes such option or substitutes an equivalent option for such option.

         During the last fiscal year, we granted each of our non-employee directors an option to purchase 20,000 shares of our common stock pursuant to our 2000 Equity Incentive Plan. As of March 31, 2002, options to purchase an aggregate of 66,665 shares of our common stock had been exercised by non-employee directors pursuant to our 2000 Equity Incentive Plan.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table shows for the fiscal years ended December 31, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other three most highly compensated executive officers at December 31, 2001 (collectively referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                    ANNUAL COMPENSATION(1)      COMPENSATION
                                                    ----------------------      ------------
                                                                                 SECURITIES
                                                                                 UNDERLYING           ALL OTHER
            NAME AND PRINCIPAL                       SALARY        BONUS          OPTIONS            COMPENSATION
                POSITION                   YEAR       ($)           ($)              (#)                ($)(2)
            ------------------             ----     --------     ---------      ------------         -------------
Paul A. Berberian                          2001      215,000       98,900          140,714                111
President and Chief Executive Officer      2000      215,614                       268,708                136
                                           1999      131,515        5,000          133,333                152
                                           ----      -------      -------          -------             ------
Todd H. Vernon                             2001      206,154       83,950          372,225                111
Chief Technology Officer                   2000      190,558      150,000          263,499                136
                                           1999      119,697       12,000           33,333                152
                                           ----      -------      -------          -------             ------
Jack B. Blount(3)                          2001      115,769       57,692          400,000             50,047
Chief Operating Officer
                                           ----      -------      -------          -------             ------
Nicholas J. Cuccaro(4)                     2001      170,346       82,417          560,000                 75
Chief Financial Officer
                                           ----      -------      -------          -------             ------

(1) As permitted by rules promulgated by the SEC, no amounts are shown with respect to certain "perquisites" where the aggregate amount of such perquisites received by a Named Executive Officer does not exceed the lesser of $50,000 or 10% of his salary plus bonus for the applicable year.

(2) The amounts shown in this column represent the insurance premiums paid by us with respect to term life insurance for the benefit of the named executive officer (or his designee), with the exception that the amount shown for Mr. Blount also includes $50,000 that we paid to Mr. Blount as reimbursement for his relocation expenses.

(3) Mr. Blount's employment with us began in June 2001, and accordingly, no amounts are shown for 1999 or 2000.

(4) Mr. Cuccaro's employment with us began in March 2001, and accordingly, no amounts are shown for 1999 or 2000.

                        STOCK OPTION GRANTS AND EXERCISES

         We grant options to our executive officers under our 2000 Equity Incentive Plan. As of March 31, 2002, options to purchase a total of 7,586,833 shares were outstanding under the 2000 Equity Incentive Plan and 5,131,332 shares remained available for grant under the plan. In addition, we assumed options representing an aggregate of 1,574,831 shares of common stock as part of our acquisition of Contigo Software, Inc. in June 2000. These options were issued pursuant to Contigo Software, Inc.'s 1999 Stock Option Plan and 1999
Section 25102(o) Stock Option/Stock Issuance Plan.

         Our Board of Directors may reprice options pursuant to the terms of our 2000 Equity Incentive Plan. Options are granted at an exercise price equal to the fair market value of our common stock on the date of grant. Since our initial public offering, the fair market value of our common stock is the closing sales price of the stock as reported on the NASDAQ National Market for the date of grant. Prior to our initial public offering, the fair market value of our common stock on the date of grant was determined by our Board, taking into consideration a number of factors, including:

         o        our historical and prospective revenue and profitability;

         o        our cash balance and rate of cash consumption;

         o        the growth and size of the market for our services;

         o        the stability of our management team; and

         o        the quality of our services.

         Options generally vest over a four year period, with 25% of the underlying shares vesting one year after the date of grant and the remaining shares vesting at a rate of 1/48th per month thereafter. Options granted to employees who we have employed for more than one year typically vest over a four year period, with 1/48th of the underlying shares vesting each month beginning on the date one month after the date of grant. Options granted to executive officers typically fully vest upon a change of control, as defined in our 2000 Equity Incentive Plan, unless the acquiring company assumes the options or substitutes similar options.

STOCK OPTION GRANTS

         The following table shows for the fiscal year ended December 31, 2001, certain information regarding options granted to the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS
                            -----------------------------                                POTENTIAL REALIZABLE VALUE
                             NUMBER OF                                                    AT ASSUMED ANNUAL RATES OF
                            SECURITIES      % OF TOTAL                                   STOCK PRICE APPRECIATION FOR
                            UNDERLYING    OPTIONS GRANTED                                          OPTION TERM
                             OPTIONS      TO EMPLOYEES IN    EXERCISE      EXPIRATION    -----------------------------
          NAME               GRANTED        FISCAL YEAR     PRICE($/SH)      DATE          5%($)              10%($)
          ----              ----------    ---------------   -----------   ----------     --------           ----------
Paul A. Berberian             140,714            3.23          1.063         1/25/11       94,069            238,390
Todd H. Vernon                162,225            3.72          1.063         1/25/11      108,450            274,833
                              200,000            4.59           1.44         7/11/11      181,122            458,998
                               10,000            0.23           2.22         9/18/11       13,961             35,381
Jack B. Blount                400,000            9.18           1.29         6/19/11      324,510            822,371
Nicholas J. Cuccaro           400,000            9.18          2.688         3/20/11      676,188          1,713,592
                               60,000            1.38           1.44         7/11/11       54,336            137,699
                              100,000            2.29           3.15        10/16/11      198,102            502,029

         The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounding annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The stock price on the date of grant is the closing sales price of the stock as reported on the NASDAQ National Market for the date of grant. The amounts shown in the above table represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect our estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of our common stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

STOCK OPTION EXERCISES

         The following table shows for the fiscal year ended December 31, 2001, certain information regarding options exercised by, and held at year end by, the Named Executive Officers:

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                 OPTION VALUES


                                                          NUMBER OF SECURITIES
                        NUMBER OF                        UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                          SHARES                               OPTIONS ON                 IN-THE-MONEY OPTIONS ON
                         ACQUIRED                           DECEMBER 31, 2001                DECEMBER 31, 2001($)
                            ON            VALUE        ----------------------------     -----------------------------
NAME                     EXERCISE       REALIZED ($)   EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                     --------       ------------   -----------    -------------     -----------     -------------
Paul A. Berberian           --               --          348,174           194,581       1,183,295           778,028
Todd H. Vernon              --               --          300,739           534,984       1,245,619         1,846,585
Jack B. Blount              --               --           50,000           350,000         221,000         1,547,000
Nicholas J. Cuccaro         --               --           75,000           485,000         226,650         1,494,350

         Amounts characterized as "unexercisable" in the above table include unvested options notwithstanding the fact that some unvested options are immediately exercisable upon grant because the shares underlying such options are subject to our repurchase at the original exercise price upon the employee's cessation of service. The value of the unexercised in-the-money options is equal to the closing sales price of the stock as reported on the NASDAQ National Market for December 31, 2001 ($5.71) minus the per share exercise price of the option, multiplied by the number of shares underlying the option.

                   EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

         PAUL A. BERBERIAN. In November 1999, we entered into a personal services agreement with Mr. Berberian, our Chairman of the Board, Chief Executive Officer and President. The agreement had an initial two year term and continues indefinitely thereafter until notice of termination by either party. Pursuant to the terms of the agreement, Mr. Berberian receives an annual base salary of $215,000 beginning in 2000, plus a performance-based bonus as determined by the Compensation Committee.

         If Mr. Berberian is terminated without cause or terminates his own employment "for good reason," then he will receive his base salary for a period of 18 months, plus any accrued bonuses, and all unexercised stock options will vest. If Mr. Berberian is terminated "for cause," by mutual agreement or voluntarily, then he will be entitled to accrued compensation and unreimbursed expenses. "For good reason" is generally defined as a material change in the executive's job duties inconsistent with his position, a reduction in salary inconsistent with a general reduction of the salaries of similarly situated employees, a required relocation more than 50 miles from our current location or our material breach of the applicable employment period. "For cause" is generally defined as a material breach of the employment agreement by the executive, dishonesty with respect to us, willful misfeasance intended to materially damage us, conviction of a crime of moral turpitude or crime, other than a vehicular offense, that could materially damage our reputation or willful or prolonged absence, other than due to illness, or failure to perform his duties for 20 days following written notice.

         If Mr. Berberian is terminated following a "change of control," then he will receive his base salary for a period of 18 months, plus any bonus that would have been paid to him had he remained employed during such period, and all stock options will vest. A "change of control" is generally defined as our liquidation or dissolution, the sale of all or substantially all of our assets, or a merger or consolidation that results in our stockholders holding less than 50% of the stock of the surviving corporation.

         The agreement also contains non-competition and confidentiality provisions. Pursuant to the terms of the agreement, Mr. Berberian agrees not to compete with us within the United States, nor to hire or attempt to hire any of our employees for a period of 12 months following his termination or while we are making payments to him.

         TODD H. VERNON. All outstanding stock options granted to Mr. Vernon provide that if Mr. Vernon is terminated without cause (as defined in our 2000 Equity Incentive Plan) after the occurrence of a change of control (as defined in our 2000 Equity Incentive Plan), then all such outstanding stock options will vest in full and become immediately exercisable.

         JACK B. BLOUNT AND NICHOLAS J. CUCCARO. We entered into a letter agreement with Mr. Blount, our Chief Operating Officer, in June 2001 and a letter agreement with Mr. Cuccaro, our Chief Financial Officer, in February 2001. Pursuant to the terms of these agreements, if we terminate Mr. Blount or Mr. Cuccaro without cause (as defined in our 2000 Equity Incentive Plan), then such terminated executive will receive his base salary for a period of six months. If either executive is terminated without cause within 12 months after a change of control (as defined in our 2000 Equity Incentive Plan), then all outstanding stock options granted to such terminated executive will vest in full and become immediately exercisable.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

         The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

         The Compensation Committee of the Board of Directors is composed of three non-employee directors of the Company. The members of the Compensation Committee are Mr. Feld, Mr. Meyer and Ms. Whitaker. Effective upon Mr. Meyer's resignation from the Board in April 2002, Mr. Somers will replace Mr. Meyer as a member of the Compensation Committee. The Compensation Committee is responsible for establishing and administering the policies governing the compensation of all employees of the Company, including executive officers. In addition, the Compensation Committee evaluates the performance of, and determines the total compensation package for, the Company's Chief Executive Officer ("CEO") and other executive officers of the Company.

COMPENSATION POLICIES

         The Company's compensation policies are designed to attract, retain and reward executive officers through a combination of competitive base salaries, annual bonuses and long-term equity-based incentives. The Company strives to create compensation packages that reward executives who contribute to both the short-term and the long-term success of the Company and that align executive reward with stockholder value. Consistent with these philosophies, the Compensation Committee considers a variety of factors, including level of responsibility, prior experience, individual and corporate performance, short-term and long-term business strategies and objectives and competitive pay practices, in determining the total compensation package of an executive. Each component of the Company's executive compensation packages is discussed separately below.

BASE SALARY

         The Compensation Committee sets a range of base salaries for the Company's executive officers, primarily based on the competitive pay practices within the industry, particularly of comparable high-technology companies. In addition, the Compensation Committee, together with the Board of Directors, evaluates the level of performance of each executive officer, the specific duties to be performed and the length of service to the Company in determining current and future appropriate base pay levels. The Compensation Committee periodically reviews the base salaries of executive officers, considering the above-listed factors, as well as corporate performance. Corporate performance is measured by relevant financial results and the success of the management team in non-financial areas, such as strategic business decisions, operational performance and management objectives.

ANNUAL BONUSES

         Executive officers are eligible for target annual bonuses that are calculated by the Compensation Committee as a percentage of the executive officers' base salary. The Compensation Committee views annual bonuses as an opportunity to link continuous improvements in corporate performance and increases in stockholder value to executive rewards. To this end, specific corporate performance goals and milestones, which are established each year by management, primarily are used to measure annual bonuses. Corporate performance is measured by the Company's actual performance as compared to corporate revenue and earnings targets. Individual performance is based on subjective and objective factors, including actual performance as compared to department metrics and functions.

LONG-TERM EQUITY-BASED INCENTIVES

         The Company has a 2000 Equity Incentive Plan and a 2000 Employee Stock Purchase Plan, which exist to provide employees, including executive officers, the opportunity to share in the long-term performance of the Company and the motivation to maximize stockholder value.

         The Company typically grants stock options to executives upon the commencement of their service for the Company or upon a significant change in responsibilities based on competitive pay practices of comparable companies. In addition, the Company periodically grants stock options to executives in an effort to retain and reward a high-quality management team. In this regard, the Compensation Committee bases its decisions regarding stock options on current market conditions, as well as corporate and individual performance. Where the Compensation Committee grants options as a compensation award for past performance, the significance of the accomplishment or milestone is measured against objective criteria to determine the size of the award. In addition, where options are viewed as an incentive mechanism, the number of options or shares granted to or owned by the executive, in addition to the price at which such options or shares were granted or purchased, is taken into consideration in determining the size of the award.

         Stock options granted to executives typically vest over a period of four years and expire ten years after the date of grant. The exercise price of the stock options typically is 100% of the fair market value of the Company's Common Stock on the date of grant. Executives also may participate in the Company's 2000 Employee Stock Purchase Plan, which allows employees to authorize payroll deductions of up to 15% of their earnings for the purchase of stock at a discounted price pursuant to the plan.

CEO COMPENSATION AND CORPORATE PERFORMANCE

         Mr. Berberian's base salary, annual bonus and long-term incentives are determined in accordance with the compensation policies described above. Mr. Berberian's base salary was $215,000 for the fiscal year 2001. In setting Mr. Berberian's base salary, the Compensation Committee considered the prevailing competitive salaries in the technology sector for similar positions in comparable companies. In addition, the Compensation Committee measures corporate performance to determine the total compensation of Mr. Berberian, which includes financial goals such as revenue and earnings targets as well as certain other performance metrics, such as operational, strategic and management objectives, and service quality and customer satisfaction. Last year, the Compensation Committee granted Mr. Berberian a year-end bonus of $98,900. Mr. Berberian's annual bonus was awarded to compensate Mr. Berberian for his contribution to the strategic direction of the Company in 2001 and for company performance metrics measured in terms of revenue and earnings targets.

         Mr. Berberian also received a long-term equity-based incentive in 2001. In particular, the Company granted Mr. Berberian a stock option to purchase 140,714 shares of the Company's Common Stock at an exercise price of $1.063, which was the per share fair market value of the stock on the date of grant. The Compensation Committee's decision to grant a long-term equity-based incentive to Mr. Berberian was based on its determination that Mr. Berberian contributed substantially to the growth and performance of the Company and its philosophy of motivating executive officers, particularly the CEO, by linking their compensation to long-term stockholder value.

                                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                Bradley A. Feld
                                Andre Meyer
                                Carol deB. Whitaker


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As noted above, the Compensation Committee of our Board consists of Mr. Feld, Mr. Meyer and Ms. Whitaker. No member of the Compensation Committee has been an officer or employee of our company at any time. None of our executive officers serve as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee.

                       PERFORMANCE MEASUREMENT COMPARISON

         The material in this section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filings.

         The following graph shows the total stockholder return of an investment of $100 in cash on July 25, 2000 for our common stock and the NASDAQ Stock Market (U.S.) Index and an investment of $100 in cash on June 30, 2000 for the Russell Technology Sector Index. All values assume reinvestment of the full amount of all dividends and are calculated as of the last day of the applicable month.

      COMPARISON OF SEVENTEEN MONTH CUMULATIVE TOTAL RETURN AMONG RAINDANCE COMMUNICATIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE RUSSELL
                          2000 TECHNOLOGY SECTOR INDEX


                               [PERFORMANCE GRAPH]

                                                                           Cumulative Total Return
                                                 --------------------------------------------------------------------------
                                                 7/25/00      9/00        12/00      3/01       6/01       9/01       12/01
                                                 -------      -----       -----      -----      -----      -----      -----
RAINDANCE COMMUNICATIONS, INC.                    100.00      80.78       21.54      17.50      17.72      26.58      70.28
NASDAQ STOCK MARKET (U.S.)                        100.00      90.82       60.82      45.40      53.50      37.12      48.26
RUSSELL 2000 TECHNOLOGY                           100.00      90.87       54.34      39.51      48.20      29.27      43.15

                              CERTAIN TRANSACTIONS

LOANS

         As of March 31, 2002, we had a loan outstanding in the principal amount of $100,000 to Paul A. Berberian, who is one of our executive officers and chairman of our Board of Directors. The loan was entered into in January 2001 pursuant to a promissory note with a two year term and an annual interest rate of 8%. If Mr. Berberian's employment with us is terminated for any reason prior to his payment of the note, then the unpaid portion of principal and interest will become immediately due.

SERVICE AGREEMENTS

         In March 2001, we entered into a Termination and Release Agreement with Work.com LLC, of which Donald Hutchison, who is one of our directors, is the former chairman of the board and chief executive officer. Pursuant to the terms of the agreement, certain service agreements between us and Work.com were terminated and both parties were released from any further obligations pursuant to such agreements. We agreed that certain promotion fees due to Work.com would be reduced by $150,000 and that Work.com would pay us $55,000 as the final payment for all services that we rendered.

LEASES

         In June 1999, we entered into a contract with BLC Properties, LLC for the lease of our principal executive offices at 1157 Century Drive, Louisville, Colorado 80027. This lease commenced in October 1999 and has a term of ten years. Pursuant to this lease, we pay rent of $57,611 per month subject to an annual adjustment for inflation based on the consumer price index. We also pay the operating expenses related to this building, which are currently $14,956 per month and vary on an annual basis. Mr. Berberian is a member of BLC Properties, LLC. We believe that this transaction was carried out on terms that were no less favorable to us than those that would have been obtained from unaffiliated third parties.

STOCK OPTION GRANTS AND ISSUANCES

         Stock option grants and stock issuances to our executive officers and directors pursuant to our executive compensation plan are described in the sections entitled "Compensation of Executive Officers" and "Compensation of Directors."

EMPLOYMENT AGREEMENTS

         We entered into a personal services agreement with Mr. Berberian and offer letters with Jack B. Blount, our Chief Operating Officer, and Nicholas J. Cuccaro, our Chief Financial Officer, each of which is described in the section entitled "Employment and Change in Control Arrangements."

SEVERANCE AGREEMENTS

         In March 2001, we entered into a separation and release agreement with Mr. Terence G. Kawaja, our former Chief Financial Officer and Executive Vice President, whereby Mr. Kawaja resigned from his positions as our Chief Financial Officer and Executive Vice President and his position on the board of directors of our subsidiary. Pursuant to the terms of the agreement, we continued to pay Mr. Kawaja his annual base salary of $215,000 through August 2, 2001. We also granted Mr. Kawaja 250,000 shares of our common stock pursuant to the terms of our 2000 Equity Incentive Plan. Pursuant to the terms of the agreement, stock options to purchase an aggregate of 1,001,000 shares of our common stock that were granted to Mr. Kawaja over the course of his employment were cancelled. Also, a promissory note issued by Mr. Kawaja to us to purchase 250,000 shares of our common stock was cancelled in exchange for the return of such shares.

INDEMNITY AGREEMENTS

         We have entered into an indemnity agreement with each of our executive officers and directors which provides that, among other things, we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements or other amounts that he or she is required to pay in connection with an action or proceeding to which he or she becomes a party by reason of his or her position as our director, officer, employee or other agent, and otherwise to the fullest extent permitted under Delaware law and our Amended and Restated Bylaws.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            /s/ STEPHANIE A. ANAGNOSTOU

                                            Stephanie A. Anagnostou
                                            Secretary


April 25, 2002


         A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2001 is available without charge upon written request to:
Corporate Secretary, Raindance Communications, Inc., 1157 Century Drive, Louisville, Colorado 80027.

                         RAINDANCE COMMUNICATIONS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                             THURSDAY, JUNE 6, 2002
                                 9:00 A.M. (MDT)

                                  WESTIN HOTEL
                           10600 WESTMINSTER BOULEVARD
                              WESTMINSTER, CO 80020



--------------------------------------------------------------------------------

[RAINDANCE LOGO]               RAINDANCE COMMUNICATIONS, INC.
                               1157 CENTURY DRIVE
                               LOUISVILLE, CO 80027                        PROXY


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JUNE 6, 2002.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Paul A. Berberian and Stephanie A. Anagnostou, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.




                      See reverse for voting instructions.

                                                        COMPANY #
                                                        CONTROL #

THERE ARE TWO WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on June 5, 2002.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

o    Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to RAINDANCE COMMUNICATIONS, INC., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.




            IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD
                             o Please detach here o




           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.  Election of directors:  01 Bradley A. Feld    03 Patrick J. Lombardi     [ ] Vote FOR            [ ] Vote WITHHELD
                            02 Steven C. Halstedt                                all nominees            from all nominees
                                                                                 (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,      [                                                  ]
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. To ratify and approve the appointment of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

                                                                             [ ] For            [ ] Against         [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  [ ]
Indicate changes below:                                                         Date
                                                                                     --------------------------------------------


                                                                             [                                                  ]


                                                                             Signature(s) in Box

                                                                             Please sign exactly as your name(s) appears on Proxy.
                                                                             If held in joint tenancy, all persons must sign.
                                                                             Trustees, administrators, etc., should include title
                                                                             and authority. Corporations should provide full name
                                                                             of corporation and title of authorized officer
                                                                             signing the proxy.